PROXY

                                     ELECSYS CORPORATION
                       11300 WEST 89TH STREET, OVERLAND PARK, KS 66214


               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                   THE SPECIAL MEETING OF STOCKHOLDERS ON AUGUST ___, 2001

                  The Board of Directors recommends a vote for the proposal.

     The undersigned hereby appoints Keith S. Cowan and Thomas C. Cargin, or each of them, or their designees, each with full power of substitution, as lawful proxies to represent and vote all of the shares of Common Stock which the undersigned is entitled to vote at the special meeting of the stockholders of the Company to be held at Elecsys' headquarters located at 11300 West 89th Street, Overland Park, Kansas 66214 on august ___, 2001, commencing at 9:00 a.m. Kansas City time on that day, and at any adjournment thereof, as fully and with the same effect as the undersigned might or could do if personally present, with respect to the following matters and, in their discretion upon any other matters which may properly come before the meeting:


1. Approval of the sale of substantially all of the assets of a wholly-owned subsidiary, Airport Systems International, Inc.

           FOR
           AGAINST
           ABSTAIN


THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

     Either of said proxies present and acting at said meeting or any adjournment thereof shall have and may exercise all of the powers of either of said proxies. The undersigned hereby ratifies and confirms all that said proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy Statement accompanying it.


                                     Dated:
                                            --------------------------, 2001


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                                     Signature

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                                     Print Name



                                        Please insert date of signing.
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                                        on your stock certificate. If signing as
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                                        such.